Exhibit (c)(3)

Goldman Sachs Discussion Materials for Francis Special Committee Goldman, Sachs & Co. 13-Oct-2008

Goldman Sachs Table of Contents I. Market Update II. Forecast and Analysis Methodology Consideration Appendix A: James Transaction Considerations

Goldman Sachs I. Market Update Market Update 1

Goldman Sachs

Francis Stock Price Performance History

Since James Offer



14-Sep-2008
Sale of Merrill Lynch to Bank of America
14-Sep-2008
Bankruptcy of Lehman Brothers
25-Sep-2008
Emergency sale of Washington Mutual to JP Morgan
07-Sep-2008
U.S. bails out Fannie Mae and Freddie Mac
29-Sep-2008
House rejects earlier version of bailout plan
16-Sep-2008
Federal Reserve agrees to lend $85bn to A.I.G.
03-Oct-2008
House approves bailout plan
20-Sep-2008
Bush administration formally proposes $700bn bailout
01-Oct-2008
Senate approves bailout plan
21-Sep-2008
Goldman Sachs and Morgan Stanley become bank holding companies
08-Oct-2008
Central banks coordinate interest rate cuts
$73.00
Closing Price
$110.00
$100.00
$90.00
$80.00
$70.00
$60.00
18-Jul-2008
30-Jul-2008
11-Aug-2008
23-Aug-2008
4-Sep-2008
16-Sep-2008
28-Sep-2008
10-Oct-2008
Daily from 18-Jul-2008 to 10-Oct-2008
Francis

Source: FactSet as of 10-Oct-2008

Market Update 2

Goldman Sachs Relative Stock Price Performance History Year to Date 160% 140% Price 120% 8.8% Indexed 100% (6.8%) 80% (24.2%) (29.9%) 60% (38.8%) Jan- Feb- Mar- Apr- Jun- Jul- Aug- Oct-2008 2008 2008 2008 2008 2008 2008 2008 Daily from 01-Jan-2008 to 10-Oct-2008 3 Months 130% 120% Price 110% 100% Indexed 90% (6.3%) (20.2%) 80% (21.4%) (23.1%) 70% (28.3%) 10-Jul- 23-Jul- 5-Aug- 18-Aug- 31-Aug- 13-Sep- 26-Sep- 9-Oct-2008 2008 2008 2008 2008 2008 2008 2008 Daily from 10-Jul-2008 to 10-Oct-2008 6 Months 130% 120% 110% Price 100% (6.4%) 90% (16.3%) Indexed 80% (18.0%) (20.8%) 70% 60% (33.9%) 10-Apr- 6-May- 1-Jun- 27-Jun- 23-Jul- 18-Aug- 13-Sep- 9-Oct-2008 2008 2008 2008 2008 2008 2008 2008 Daily from 10-Apr-2008 to 10-Oct-2008 1 Month 110% 100% Price 90% Indexed (18.0%) 80% (21.4%) (21.7%) (23.7%) 70% (27.0%) 10-Sep- 14-Sep- 18-Sep- 22-Sep- 26-Sep- 30-Sep- 4-Oct- 8-Oct-2008 2008 2008 2008 2008 2008 2008 2008 Daily from 10-Sep-2008 to 10-Oct-2008 Francis James Large Cap Biotech¹ Large Pharma² S&P 500 Index 1 Source: FactSet as of 10-Oct-2008 2 Large Cap Biotech Composite includes: Amgen, Biogen Idec, Celgene, Genzyme and Gilead. Large Pharma Composite includes: Abbott, AstraZeneca, Bayer, Bristol-Myers Squibb, Eli Lilly, GSK, JNJ, Merck, Novartis, Novo Nordisk, Pfizer, Sanofi-Aventis, Schering-Plough and Wyeth. Market Update 3

Goldman Sachs Next Twelve Months P/E Multiples Last Five Years 90x Average Multiple As of 5-Year 3-Year 1-Year 18-Jul-2008 Current 80x Francis 43.4x 32.1x 22.5x 20.4x 19.7x Large Cap Biotech¹ 25.8 22.1 19.7 16.7 15.1 Large Pharma² 16.4 15.8 13.8 12.2 8.3 70x 60x Multiple 50x P/E NTM 40x 30x 20x 19.7x 15.1x 10x 8.3x 0x Oct-2003 Jun-2004 Mar-2005 Nov-2005 Aug-2006 Apr-2007 Jan-2008 Sep-2008 Daily from 10-Oct-2003 to 10-Oct-2008 Francis Large Cap Biotech¹ Large Pharma² 1 Source: FactSet as of 10-Oct-2008 2 Large Cap Biotech Composite includes: Amgen, Biogen Idec, Celgene, Genzyme and Gilead. Large Pharma Composite includes: Abbott, Bayer, Bristol-Myers Squibb, Eli Lilly, JNJ, Merck, Novartis, Novo Nordisk, Pfizer, Sanofi-Aventis, Schering-Plough and Wyeth. Market Update 4

Goldman Sachs

Francis Top Institutional Shareholders Composition

As of 30-Sep-2008		% O/S
James Holdings	587,189,380	55.81%
Non-James Holding	464,981,518	44.19
Shares Outstanding	1,052,170,898	

Top Shareholders (Sorted by "Current Position")

Rank	Institution Name	Position 18-Jul-2008 (Based on 30-Jun-2008 13F Filings)	Position 12-Sep-2008	Position 19-Sep-2008	Current Position 26-Sep-2008	Change vs. 19-Sep-2008	Change vs. 18-Jul-2008	Avg. Cost	Current %O/S of Total	Current %O/S of Minority
1	Fidelity Management & Research	41,806,660	41,006,660	41,006,660	41,006,660	0	(800,000)	$60.19	3.9%	8.8%
2	Marsico Capital	27,214,792	27,214,792	27,214,792	27,214,792	0	0	41.00	2.6	5.9
3	Capital Guardian Trust	19,376,837	17,876,837	17,876,837	16,876,837	(1,000,000)	(2,500,000)	78.24	1.6	3.6
4	Barclays Global	15,306,210	15,306,210	15,306,210	15,306,210	0	0	54.51	1.5	3.3
5	T. Rowe Price	17,256,456	15,256,456	15,256,456	15,256,456	0	(2,000,000)	74.79	1.4	3.3
6	AllianceBerstein (AXA)	17,112,145	15,594,000	14,376,000	14,376,000	0	(2,736,145)	70.26	1.4	3.1
7	Capital Research & Management	15,350,000	13,350,000	13,350,000	13,350,000	0	(2,000,000)	65.05	1.3	2.9
8	Wellington Management	15,892,746	11,892,746	11,892,746	10,892,746	(1,000,000)	(5,000,000)	65.48	1.0	2.3
9	Jennison Associates	10,779,817	10,779,817	10,779,817	10,779,817	0	0	66.39	1.0	2.3
10	Vanguard Group	9,056,406	9,056,406	9,056,406	9,056,406	0	0	59.11	0.9	1.9
11	ClearBridge Advisors	9,712,089	8,512,089	8,512,089	8,512,089	0	(1,200,000)	33.14	0.8	1.8
12	Delaware Inv. Advisors	9,135,610	8,147,746	8,147,746	8,147,746	0	(987,864)	78.18	0.8	1.8
13	Janus Capital Management	7,796,255	7,796,255	7,796,255	7,796,255	0	0	48.86	0.7	1.7
14	TIAA-CREF Asset Management	7,281,457	7,281,457	7,281,457	7,281,457	0	0	65.24	0.7	1.6
15	State Street Global Advisors	6,597,198	6,597,198	6,597,198	6,597,198	0	0	46.15	0.6	1.4
16	Goldman Sachs Asset Management	7,215,425	4,844,682	4,844,682	4,844,682	0	(2,370,743)	73.67	0.5	1.0
17	TCW Asset Management	4,703,902	4,703,902	4,703,902	4,703,902	0	0	39.65	0.4	1.0
18	Waddell & Reed	2,382,370	2,482,370	2,482,370	4,682,370	2,200,000	2,300,000	84.28	0.4	1.0
19	Columbia Management (BofA)	4,147,081	4,147,081	4,147,081	4,147,081	0	0	72.30	0.4	0.9
20	CalPERS	4,116,863	4,116,863	4,116,863	4,116,863	0	0	48.53	0.4	0.9
21	Walter Scott & Partners	4,070,591	4,070,591	4,070,591	4,070,591	0	0	69.76	0.4	0.9
22	Citadel	200,000	4,400,000	4,400,000	4,000,000	(400,000)	3,800,000	93.95	0.4	0.9
23	GE Asset Management	3,788,047	3,788,047	3,788,047	3,988,047	200,000	200,000	76.95	0.4	0.9
24	Credit Suisse	237,578	6,237,578	6,237,578	3,237,578	(3,000,000)	3,000,000	96.33	0.3	0.7
25	Bellevue Asset Management (BB Biotech)	3,192,536	3,192,536	3,192,536	3,192,536	0	0	81.66	0.3	0.7
	Top 25 Institutional Shareholders	263,729,071	257,652,319	256,434,319	253,434,319	(3,000,000)	(10,294,752)	$65.75	24.1%	54.5%

Source: Bloom Partners
Note: Capital Research Global and Capital World Investors have been combined. Walter Scott & Partners is Scotland-based investment firm.

Market Update 5

Goldman sachs Francis Top Institutional Shareholders Composition Stockholder Composition by Voting Power as a % of Non-James Shares Outstanding 18-Jul-2008 06-Oct-2008 Employee Employee 401K Record 401K Record 0.2% Holders 0.2% Holders Hedge / Arb 0.5% 0.3% 4.4% Hedge / Arb Retail 14.9% 16.5% Retail 13.4% Institutional Institutional 78.4% 71.2% Source: Innisfree Market Update 6

Goldman sachs Comparison of Public Trading Multiples Francis vs. Large Cap Biotech and Large Pharma 2009 P/E 22.7 x Median = 13.5x 23.2 x Median = 8.0x Median = 9.3x 20.9 x 18.6 x 16.4 x 15.5 x 13.5 x 13.5 x 11.8 x 11.4 x 10.7 x 11.0 x 10.2 x 9.6 x 8.8 x 9.1 x 8.9 x 7.5 x 7.9 x 8.1 x 7.3 x 6.8 x 6.6 x 6.0 x Francis Francis Francis (1 Amgen Biogen IdecCelgene Genzyme Gilead Abbott Bristol- Eli Lilly Johnson & Merck Pfizer Schering- Wyeth James AstraZeneca Bayer GSK Merck KGaANovartis Novo Sanofi-(Current) (Offer) Day Prior to Myers Johnson Plough Nordisk Aventis Offer) Squibb 2009 P/E/G Median = 0.8x Median = 1.4x 2.9 x Median = 1.4x 2.0 x 1.9 x 1.9 x 1.7 x 1.9 x 1.5 x 1.4 x 1.5 x 1.4 x 1.3 x 1.3 x 1.2 x 1.3 x 1.2 x 1.1 x 0.8 x 1.0 x 1.0 x 0.6 x 0.7 x 0.8 x 0.7 x 0.7 x Francis Francis Francis (1 Amgen Biogen IdecCelgene Genzyme Gilead Abbott Bristol- Eli Lilly Johnson & Merck Pfizer Schering- Wyeth James AstraZeneca Bayer GSK Merck KGaANovartis Novo Sanofi-(Current) (Offer) Day Prior to Myers Johnson Plough Nordisk Aventis Offer) Squibb Large Cap Biotech U.S. Large Pharma Europe Large Pharma Source: IBES median estimates as of 10-Oct-2008 Market Update 7

Goldman sachs Comparison of Selected Comparable Companies Selected Biotech ($ in millions, except per share data) Price as of 52-Week Diluted Diluted Long-Term EV / LTM P/E P/E to Growth 10-Oct-2008 High Market Cap Enterprise Value EPS Growth Sales 2008E 2009E 2008E 2009E Francis $73.00 73.9% $78,600 $74,602 15.0% 6.2 x 21.2 x 18.6 x 1.4 x 1.2 x 1—Month Average 88.34 89.4 95,781 91,783 15.0 7.7 25.6 22.5 1.7 1.5 3—Month Average 91.97 93.1 99,947 95,949 15.0 8.0 26.7 23.5 1.8 1.6 Selected Biotech¹ Amgen $48.58 73.7% $51,399 $53,929 9.3% 3.7 x 11.1 x 10.7 x 1.2 x 1.2 x Biogen Idec 42.78 51.8 12,417 11,971 13.0 2.8 12.1 11.0 0.9 0.8 Celgene 54.52 70.8 27,517 25,287 37.5 16.1 35.4 23.2 0.9 0.6 Genzyme 64.59 77.6 17,757 17,117 18.0 4.2 16.4 13.5 0.9 0.7 Gilead 37.47 65.6 35,948 34,780 17.0 7.8 19.0 16.4 1.1 1.0 High 77.6% $51,399 $53,929 37.5% 16.1 x 35.4 x 23.2 x 1.2 x 1.2 x Mean 67.9 29,008 28,617 19.0 6.9 18.8 15.0 1.0 0.9 Median 70.8 27,517 25,287 17.0 4.2 16.4 13.5 0.9 0.8 Low 51.8 12,417 11,971 9.3 2.8 11.1 10.7 0.9 0.6 Source: 1 Latest publicly available financial statements, IBES median estimates and Wall Street research as of 10-Oct-2008 Selected Biotech includes profitable companies with Market Cap >$10bn. Market Update 8

Goldman Sachs

Comparison of Selected Comparable Companies

Large Pharma

($ in millions, except per share data)

	Price as of 10-Oct-2008	52-Week High	Diluted Market Cap	Diluted Enterprise Value	Long-Term EPS Growth	EV / LTM Sales	P/E		P/E to Growth	
							2008E	2009E	2008E	2009E
Francis	$73.00	73.9 %	$78,600	$74,602	15.0 %	6.2 x	21.2 x	18.6 x	1.4 x	1.2 x
1 - Month Average	88.34	89.4	95,781	91,783	15.0	7.7	25.6	22.5	1.7	1.5
3 - Month Average	91.97	93.1	99,947	95,949	15.0	8.0	26.7	23.5	1.8	1.6
Large Pharma										
James	$132.00	67.9 %	$114,957	$109,965	7.8 %	2.3 x	12.8 x	11.4 x	1.6 x	1.5 x
Abbott	49.45	81.7	76,367	125,579	13.0	4.7	15.1	13.5	1.2	1.0
AstraZeneca	35.32	75.0	51,092	102,618	4.0	3.4	7.2	6.8	1.8	1.7
Bayer	54.84	62.1	41,918	111,581	7.1	2.5	10.0	9.1	1.4	1.3
Bristol-Myers Squibb	17.56	58.5	34,775	78,206	11.8	3.9	10.6	8.8	0.9	0.7
Eli Lilly	31.36	53.6	35,655	74,569	5.5	3.9	8.0	7.3	1.5	1.3
GSK	16.94	71.8	87,354	98,157	5.1	2.6	9.9	9.6	1.9	1.9
Johnson & Johnson	55.85	77.3	156,855	156,949	8.2	2.5	12.4	11.8	1.5	1.4
Merck	26.23	43.2	56,197	53,857	4.0	2.2	8.0	7.5	2.0	1.9
Merck KGaA	82.94	66.2	18,031	72,782	10.6	7.5	9.9	8.9	0.9	0.8
Novartis	42.84	73.5	96,984	142,633	7.6	3.5	11.3	10.2	1.5	1.3
Novo Nordisk	45.27	71.0	28,844	34,968	14.0	4.5	16.7	15.5	1.2	1.1
Pfizer	15.14	59.3	102,059	130,534	3.2	2.7	6.4	6.0	2.0	1.9
Sanofi-Aventis	51.22	57.0	66,846	72,777	3.3	1.9	7.1	6.6	2.2	2.0
Schering-Plough	13.36	40.6	21,718	71,220	11.0	5.0	8.4	7.9	0.8	0.7
Wyeth	29.89	60.4	39,856	78,401	2.8	3.4	8.5	8.1	3.1	2.9
	High	81.7 %	$156,855	$156,949	14.0 %	7.5 x	16.7 x	15.5 x	3.1 x	2.9 x
	Mean	63.7	64,344	94,675	7.4	3.5	10.1	9.3	1.6	1.5
	Median	64.2	53,644	88,279	7.3	3.4	9.9	8.8	1.5	1.4
	Low	40.6	18,031	34,968	2.8	1.9	6.4	6.0	0.8	0.7

Source: Latest publicly available financial statements, IBES median estimates and Wall Street research as of 10-Oct-2008

Market Update 9

Goldman Sachs Present Value of Future Stock Price Analysis Management Case, Adjusted for Share Repurchases at One Year Forward at 21.0x P/E1 Future Stock Price (Undiscounted) Present Value at 9.0% Cost of Equity 18.0x 21.0x 24.0x 18.0x 21.0x 24.0x $160 $160 $144.59 $126.52 $115.81 $121.70 $120 $120 $108.44 $106.25 $101.33 $106.49 $95.63 $95.63 $92.96 $91.27 $80 $83.68 $86.86 $80 $83.68 $79.68 $71.73 $71.73 $40 $40 2009E 2010E 2011E 2009E 2010E 2011E 2009E 2010E 2011E 2008E—2011E CAGR EPS (Mgmt Forecast)¹ $ 3.98 $ 4.83 $ 6.02 20.3% IBES $ 3.93 $ 4.47 $ 4.94² 12.6% 1 Source: Francis management projections and IBES Assumes cash of $3.9bn, $5.0bn and $6.7bn for 2009E-2011E, respectively, used to repurchase shares based on management projections. Price of share repurchase assumed to be 21.0x one year 2 forward EPS per Management Case ($102.26, $129.17 and $147.78 for 2009E-2011E, respectively). 3 2011E IBES mean based on selected composite from Wall Street research. 2008E EPS per Francis management. Market Update 10

Goldman Sachs Weighted Average Cost of Capital Analysis As of 10-Oct-2008 Selected Comparables Predicted Adjusted Company Net Debt (1) Market Equity Equity Beta (2) Asset Beta Francis—$78,172 0.71 0.71 Amgen $2,530 51,399 0.75 0.73 Biogen Idec—12,417 0.84 0.84 Celgene—24,800 0.89 0.89 Genzyme—17,352 0.82 0.82 Gilead—34,469 1.03 1.03 Mean 0.87 0.86 Median 0.84 0.84 WACC Calculation WACC Sensitivity Table Risk Free Rate (3) 4.4% Median Comparables Asset Beta 0.84 Equity Risk Premium (%) Francis Total Debt/Market Equity (4) 3.2% 4.36% 4.6% 4.8% 5.1% 5.3% 5.6% Assumed Tax Rate (5) 36% Predicted Equity Beta 0.84 0.74 7.6% 7.8% 8.0% 8.2% 8.3% Equity Risk Premium (6) 5.1% Beta 0.79 7.8% 8.0% 8.2% 8.4% 8.6% Cost of Equity 8.6% Equity 0.84 8.1% 8.3% 8.5% 8.7% 8.9% Cost of Debt 5.0% 0.89 8.3% 8.5% 8.7% 8.9% 9.1% After-Tax Cost of Debt 3.2% 0.94 8.5% 8.7% 9.0% 9.2% 9.4% WACC 8.5% Source: Company filings, Ibbotson and Bloomberg (1) For levering and re-levering beta, assumed to be zero if net debt is negative. (2) Bloomberg 5 year weekly predicted betas. (3) Yield on 30-year 3.5% U.S. Treasury due 2028 as of 10-Oct-2008. (4) Francis Total Debt/Market Equity as of 30-Jun-2008, fully diluted Market Cap as of 10-Oct-2008. (5) Assumed tax rate per Francis management. (6) U.S. Equity Risk Premium as of year-end 2007 per Ibbotson data. Market Update 11

Goldman Sachs Discounted Cash Flow Analysis of Francis Financial Sensitivities 2024 Terminal Year Enterprise Value Perpetuity Growth Rate 2.0% 2.5% 3.0% 3.5% 4.0% 10.0% $88,115 $90,707 $93,669 $97,087 $101,074 Rate 9.5% 94,890 98,061 101,721 105,990 111,036 Discount 9.0% 102,518 106,437 111,010 116,414 122,899 8.5% 111,064 115,963 121,753 128,701 137,193 8.0% 120,461 126,666 134,113 143,214 154,590 % of Enterprise Value in Terminal Value Perpetuity Growth Rate $ 50.6 2.0% 2.5% 3.0% 3.5% 4.0% 10.0% 40.9% 42.6% 44.4% 46.4% 48.5 % Rate 9.5% 43.6 45.4 47.4 49.5 51.8 Discount 9.0% 46.5 48.5 50.6 52.9 55.4 8.5% 49.8 51.9 54.2 56.6 59.3 8.0% 53.5 55.8 58.2 60.9 63.8 Equity Value Per Share—Diluted Perpetuity Growth Rate $ 106.1 2.0% 2.5% 3.0% 3.5% 4.0% 10.0% $85.98 $88.26 $90.86 $93.87 $97.37 Rate 9.5% 91.94 94.72 97.94 101.69 106.13 Discount 9.0% 98.64 102.08 106.10 110.86 116.56 8.5% 106.15 110.46 115.55 121.66 129.13 8.0% 114.41 119.87 126.42 134.43 144.44 Implied 2024 P/E1 Perpetuity Growth Rate $ 13.1 2.0% 2.5% 3.0% 3.5% 4.0% 10.0% 9.7 x 10.4 x 11.2 x 12.2 x 13.2 x Rate 9.5% 10.4 11.2 12.1 13.2 14.4 Discount 9.0% 11.1 12.0 13.1 14.4 15.9 8.5% 12.0 13.0 14.3 15.8 17.6 8.0% 13.0 14.2 15.7 17.6 19.9 Source: Financial projections and scenarios per Francis management as of 01-Aug-2008 and 26-Sept-2008 Note: Includes capitalized ESO expense and “marked to market” 2015 opt-in value. Assumes 1,056mm basic shares outstanding, as of 07-Aug-2008, and net cash of $4,650 million, as of 30-Jun-2008. 1 Assumes cash flows discounted to 01-Jan-2009 P/E as implied by Earnings Before Interest, After-tax Market Update 12

Goldman Sachs Discounted Cash Flow Analysis of Francis Financial Sensitivities 2018 Terminal Year Enterprise Value Perpetuity Growth Rate 2.0% 2.5% 3.0% 3.5% 4.0% 10.0% $83,023 $86,566 $90,615 $95,287 $100,738 Rate 9.5% 89,071 93,290 98,158 103,837 110,549 Discount 9.0% 95,839 100,911 106,829 113,823 122,216 8.5% 103,356 109,524 116,813 125,561 136,252 8.0% 111,510 119,109 128,227 139,372 153,303 % of Enterprise Value in Terminal Value Perpetuity Growth Rate $ 68.1 2.0% 2.5% 3.0% 3.5% 4.0% 10.0% 59.4% 61.0% 62.8% 64.6% 66.5 % Rate 9.5% 61.8 63.5 65.3 67.2 69.2 Discount 9.0% 64.4 66.2 68.1 70.0 72.1 8.5% 67.3 69.2 71.1 73.1 75.2 8.0% 70.8 72.7 74.6 76.6 78.8 Equity Value Per Share—Diluted Perpetuity Growth Rate $ 102.4 2.0% 2.5% 3.0% 3.5% 4.0% 10.0% $81.47 $84.62 $88.18 $92.29 $97.08 Rate 9.5% 86.82 90.53 94.81 99.80 105.70 Discount 9.0% 92.77 97.23 102.43 108.58 115.96 8.5% 99.38 104.80 111.21 118.90 128.30 8.0% 106.54 113.23 121.25 131.05 143.31 Implied 2024 P/E1 Perpetuity Growth Rate $ 14.8 2.0% 2.5% 3.0% 3.5% 4.0% 10.0% 11.0 x 11.8 x 12.7 x 13.7 x 14.9 x Rate 9.5% 11.7 12.6 13.7 14.9 16.3 Discount 9.0% 12.6 13.6 14.8 16.2 17.9 8.5% 13.5 14.7 16.1 17.8 19.9 8.0% 14.6 16.1 17.8 19.8 22.4 Source: Financial projections and scenarios per Francis management as of 01-Aug-2008 and 26-Sept-2008 Note: Includes capitalized ESO expense and “marked to market” 2015 opt-in value. Assumes 1,056mm basic shares outstanding, as of 07-Aug-2008, and net cash of $4,650 million, as of 30-Jun-2008. 1 Assumes cash flows discounted to 01-Jan-2009 P/E as implied by Earnings Before Interest, After-tax Market Update 13

Goldman Sachs II. Forecast and Analysis Methodology Consideration Forecast and Analysis Methodology Consideration 14

Goldman Sachs

Review of Greenhill Presentation

Summary of Key Value Driving Differences

Metric	Greenhill	GS	Potential Delta (Per Share) [1]
Standalone			
2015 Opt-in Rights	Not included	Valued separately	~$3.15 per share
Forecast Tax Assumption	LRP effective tax rate until 2013, then held constant at 31.4%	36% trending to ~31% by 2018	$1.46 per share
Current Cash Balance	$6,337mm (includes long-term marketable securities but excludes restricted cash)	$7,125mm (includes long-term marketable securities and restricted cash)	$0.73 per share
Forecast	"June 2008 LRP" [2]	29-Sep-2008 Standalone Financial Model	$18.57 per share (all else constant to Greenhill assumptions)
Employee Stock Option Compensation	Integrated into cash flow buildup	Valued separately	($4.96) per share
Fully Diluted Shares Outstanding	1,086.6mm (static)	1,079.6mm (dynamic)	$0.55 per share (at $89 / share)
Transaction-related			
Inter-Company Loan	Not included	Considered	$1.18 to $9.85 per share [4] $2.66 to $22.19 per Minority share [4]
Long-Term Tax Benefit	Not included	Considered	$3.47 per share $7.82 per Minority share
Synergies	$4.76 - $5.39 per share - 0% perpetuity growth rate - 38% tax rate - Fully diluted shares	$11.38 - $12.89 per share - 0% perpetuity growth rate - 36% tax rate - Minority shares	$0.15 - $0.17 per share $6.30 - $7.14 per Minority share [3]

Source: Per Greenhill 09-Sept-2008 presentation

[1] *Assumes 1086.6mm diluted shares, unless otherwise noted. Assumes 3.0% perpetuity growth rate and 9.0% discount rate.*

[2] *Preliminary review indicates Greenhill may be using an earlier forecast.*

[3] *At 3.0% perpetuity growth rate, potential delta becomes $11.83 - $13.40 per minority share.*

[4] *Based on $10 - 30 billion inter-company loan amount and 0% - 25% home jurisdiction tax rate.*

Forecast and Analysis Methodology Consideration 15

Goldman Sachs

Comparison of Product Sales Breakdown

Greenhill vs Special Committee

($ in millions)

Greenhill (May 1st LRP)[1]



Avastin
Rituxan
Herceptin
Lucentis
Other Marketed
Named Product Pipeline
Unnamed
Non-Product
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
($5,000)
2.0% Perpetuity Growth Rate
$10,868
$11,573
$12,341
$13,282
$14,769
$15,870
$16,760
$17,755
$19,690
$22,073
$24,858
16
102
275
559
1,036
2,143
3,998
4,502
3,093
3,171
3,374
3,951
5,108
5,712
6,616
7,039
7,410
7,704
8,676
(16)
2009E
2010E
2011E
2012E
2013E
2014E
2015E
2016E
2017E
2018E
2019E
2020E
2021E
2022E
2023E
2024E

Special Committee



$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
($5,000)
$11,287
$12,574
$13,918
$14,852
$16,151
$17,460
$18,350
$19,362
$21,321
$24,107
$24,872
$25,116
$25,965
$28,300
$31,001
$33,192
16
102
275
587
1,150
2,283
4,155
6,397
8,790
11,411
14,169
17,152
20,080
3,413
3,852
4,665
5,420
6,484
7,290
7,849
8,249
8,619
9,008
8,257
6,482
5,040
4,574
4,371
4,205
2009E
2010E
2011E
2012E
2013E
2014E
2015E
2016E
2017E
2018E
2019E
2020E
2021E
2022E
2023E
2024E

	2009E	2010E	2011E	2012E	2013E	2014E	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E
Difference in Total Product Sales	$419	$1,001	$1,577	$1,571	$1,382	$1,589	$1,590	$1,606	$1,631	$2,034	$2,358	$2,151	$2,541	$4,407	$6,631	$8,334
Cumulative Difference	419	1,420	2,997	4,568	5,950	7,540	9,129	10,735	12,366	14,401	16,759	18,910	21,451	25,858	32,489	40,823

Source: Per Francis management

[1] *Assumes 2.0% perpetuity growth rate beginning in 2018E, to reflect Greenhill presentation analysis.*

Forecast and Analysis Methodology Consideration 16

Goldman Sachs Comparison of Operating Income Projections Greenhill vs Special Committee ($ in millions) Greenhill ¹ Special Committee $14,728 $15,000 $13,114$12,869 $11,854 $12,000 $10,972 $11,491 $11,454 $10,104 $10,168 $10,263 $9,523 $8,967 $8,949 $9,000 $8,295 $7,928 $7,135 $7,111 $6,290 $6,513 $6,007 $6,000 $3,000 $0 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E 2017E 2018E YoY Growth Greenhill ¹ 8.4% 9.2% 11.5% 12.9% 6.4% 6.8% 0.9% 11.6% 12.4% Special Committee 13.4% 16.3% 8.1% 12.7% 8.6% 4.7% 3.2% 10.6% 12.3% Differences in Operating Income Annual $283 $622 $1,184 $1,039 $1,155 $1,449 $1,323 $1,591 $1,660 $1,859 Total 283 905 2,089 3,128 4,283 5,732 7,055 8,645 10,305 12,164 1 Source: Per Greenhill 09-Sept-2008 presentation and Francis management Excludes “Charge for Equity Settled Equity Compensation”, per Greenhill 09-Sep-2008 presentation. Forecast and Analysis Methodology Consideration 17

Goldman Sachs Key Updates from LRP to SAF Since the construction of the LRP from which Greenhill is working, the Avastin franchise team has done a full review of the product forecast incorporating the latest clinical data and view of the market — Adjusted dose/mix assumption upward based on AVADO study — Updated timelines on adjuvant studies for the most likely timing rather than the last possible timing Reviewed the 20 largest revenue generating indications in the LRP between 2009 and 2018, of which 15 programs were updated for PTS and/or timing — Upward change on C-08 PTS from 50% to 65% — Update to Hera 2 year study — Lucentis adjustments to BME and RVO indications Two additional CMO contracts assumed — Absorbs cost associated with excess manufacturing infrastructure More manufacturing volume going to Singapore sooner, leading incrementally faster tax savings Forecast and Analysis Methodology Consideration 18

Goldman Sachs Illustrative Comparison of FCF and Terminal Value ($ in millions, except per share data) Greenhill Analysis GS Analysis GS Analysis (2019 Terminal Year) 2018 FCF $7,887 2018 FCF $10,025 2018 FCF $10,025 2019 (Terminal Year) 135,388 2019 10,322 2019 (Terminal Year) 172,104 2020 10,136 2021 10,101 2022 10,920 2023 11,905 2024 12,992 2025 (Terminal Year) 223,022 Discount Rate 9.0% 9.0% 9.0% Terminal Growth Rate 3.0% 3.0% 3.0% Post 2018 “Terminal Value” $135,388 $289,397 $172,104 Terminal Year Discount Factor 0.422 0.422 PV of FCF (Pre 2018) $31,403 $41,951 $41,951 PV of Terminal Value (Post 2018) $57,189 $76,879 $72,699 Total Shares¹ 1,086.6 1,090.1 1,088.4 PV Per Share of FCF (Pre 2018) $28.90 $38.49 $38.55 PV Per Share of Terminal Value (Post 2018) $52.63 $70.53 $66.80 Adjustments Capitalized ESO Expense Per Share N/A ($10.33) ($10.35) 2015 Opt-in Value Per Share N/A $3.15 $3.16 Net Cash Per Share $3.00 $4.27 $4.27 Total PV $84.54 $106.10 $102.43 1 Source: Per Greenhill 09-Sep-2008 presentation and Francis management Diluted shares for Greenhill per 09-Sep-2008 presentation. Diluted shares for GS calculated per options schedule provided by Francis management as of 07-Aug-2008 Forecast and Analysis Methodology Consideration 19

Goldman Sachs Greenhill Discounted Cash Flow Analysis of Francis Financial Sensitivities 2018 Terminal Year Equity Value Per Share—Diluted Perpetuity Growth Rate $ 84.5 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 10.0% $66.20 $68.77 $71.70 $75.08 $79.03 $83.69 Rate 9.5% 71.03 74.09 77.61 81.72 86.58 92.41 Discount 9.0% 76.58 80.25 84.54 89.60 95.67 103.10 8.5% 83.01 87.47 92.75 99.08 106.82 116.50 8.0% 90.54 96.04 102.64 110.71 120.80 133.76 Source: Per Greenhill 09-Sep-2008 presentation Note: Assumes 1,086.6mm diluted shares outstanding and net cash of $3,263 million, as of 30-Jun-2008. Assumes cash flows discounted to 01-Jan-2009 Forecast and Analysis Methodology Consideration 20

Goldman Sachs Greenhill Terminal Growth Rate Considerations Current Ramp Down Approach¹ 3% 5% 6% 7% FCF 9% 10% FCF 3% 12% 13% Greenhill 13% Greenhill Forma Pro 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Implies unrealistic drop-off in growth Equivalent to a 4.3% perpetuity growth rate starting in 2018 May not account for historical out performance of healthcare Potential to add $15.97 per share when based on the market growth¹ Greenhill forecast analysis² Potential to add $19.40 per share when based on the Special Committee forecast² Source: 1 Per Greenhill 09-Sept-2008 presentation and Francis management 2 As articulated in a James Group Valuation Presentation dated 27-May-2008. Assumes 2018 terminal year and 9.0% discount rate. Forecast and Analysis Methodology Consideration 21

Goldman Sachs

Comparison of Historical Performance vs LRP
EPS

	1997A	1998A	1999A	2000A	2001A	2002A	2003A	2004A	2005A	2006A	2007A	FCST 2008E
Basic EPS (As Reported)	$0.13	$0.18	($1.13)	($0.07)	$0.14	$0.06	$0.54	$0.74	$1.21	$2.01	$2.63	
Diluted EPS (As Reported)	$0.13	$0.18	($1.13)	($0.07)	$0.14	$0.06	$0.53	$0.73	$1.18	$1.97	$2.59	
(-) Non-Cash Gain on Acquisition			-	-	-	-	-	-	-	-	0.07	
(+) In-Process Research and Development Expense Related to Acquisition			-	-	-	-	-	-	-	-	0.07	
(+) Net Charges Related to Redemption, Acquisition and Special Items			1.35	0.32	0.24	0.40	0.03	0.10	0.10	0.09	0.10	
(+) Employee Stock-Based Compensation Expense			-	-	-	-	-	-	-	0.17	0.24	
(+) Cumulative Effect of Accounting Change			-	0.06	0.01	-	0.05	-	-	-	-	
ACTUAL (Per Francis Management)	$0.13	$0.18	$0.23	$0.30	$0.38	$0.46	$0.60	$0.83	$1.28	$2.23	$2.94	$3.46
2008 LRP Q2 Update 06/26 (2008-2010)												3.43
% of Actual (Per Francis Management)												99%
2008 LRP Q2 Update 05/29 (Avastin)												3.43
% of Actual (Per Francis Management)												99%
2008 LRP Q2 Update 05/01 (Lupus/PPMS)												3.42
% of Actual (Per Francis Management)												99%
2008 LRP Q1 Update 03/06 (mBC Approval)												3.40
% of Actual (Per Francis Management)												98%
2007 LRP (Dec)												3.39
% of Actual (Per Francis Management)												98%
2006 LRP (Dec)											2.92	3.79
% of Actual (Per Francis Management)											99%	110%
2005 LRP (Dec)										1.81	2.42	3.05
% of Actual (Per Francis Management)										82%	82%	88%
2004 LRP* (Dec)									1.08	1.29	1.58	1.88
% of Actual (Per Francis Management)									84%	58%	54%	54%
2003 LRP (Dec)								0.73	0.87	1.06	1.48	1.78
% of Actual (Per Francis Management)								88%	68%	48%	50%	51%
2002 LRP (Jun)							0.57	0.69	0.84	1.05	1.21	
% of Actual (Per Francis Management)							95%	83%	66%	47%	41%	
2001 LRP (Dec)						0.46	0.50	0.63	0.74	0.85		
% of Actual (Per Francis Management)						100%	83%	76%	57%	38%		
2000 LRP* (May)					0.36	0.42	0.51	0.65	0.88			
% of Actual (Per Francis Management)					95%	92%	85%	78%	68%			
1999 LRP* (Jun)				0.28	0.31	0.40	0.50	0.62				
% of Actual (Per Francis Management)				92%	83%	86%	82%	75%				
1998 LRP (Jun)			0.21	0.24	0.31	0.43	0.55					
% of Actual (Per Francis Management)			90%	78%	82%	94%	92%					
1997 LRP (Dec)		0.20	0.19	0.23	0.28	0.39						
% of Actual (Per Francis Management)		113%	84%	76%	73%	85%						
1996 LRP (Dec)	0.13	0.16	0.17	0.25	0.35							
% of Actual (Per Francis Management)	102%	91%	72%	83%	93%							

* Two-for-one stock split

Source: Francis management and public company filings
Note: Red percentage represents an LRP projection that was less conservative than actual results. Actual EPS (Per Francis Management) based on Non-GAAP diluted EPS

Forecast and Analysis Methodology Consideration 22

Goldman Sachs

Comparison of Historical Performance vs LRP

Operating Revenue

($ in millions)

	2002A	2003A	2004A	2005A	2006A	2007A	FCST [1] 2008E
ACTUAL	**$2,584**	**$3,300**	**$4,621**	**$6,633**	**$9,284**	**$11,724**	**$13,172**
2008 LRP Q2 Update 06/26 (2008-2010)							13,288
% of Actual							101%
2008 LRP Q2 Update 05/29 (Avastin)							13,228
% of Actual							100%
2008 LRP Q2 Update 05/01 (Lupus/PPMS)							13,212
% of Actual							100%
2008 LRP Q1 Update 03/06 (mBC Approval)							13,246
% of Actual							101%
2007 LRP (Dec)							13,049
% of Actual							99%
2006 LRP (Dec)						11,893	14,041
% of Actual						101%	107%
2005 LRP (Dec)					8,392	10,339	11,919
% of Actual					90%	88%	90%
2004 LRP (Dec)				5,873	6,866	7,819	8,827
% of Actual				89%	74%	67%	67%
2003 LRP (Dec)			4,198	5,048	5,978	7,192	8,332
% of Actual			91%	76%	64%	61%	63%
2002 LRP (Jun)		3,072	3,630	4,316	5,176	5,838	6,255
% of Actual		93%	79%	65%	56%	50%	47%
2001 LRP (Dec)	2,449	2,768	3,378	4,010	4,644	5,274	5,863
% of Actual	95%	84%	73%	60%	50%	45%	45%
2000 LRP (May)	2,322	2,663	3,076	3,611	4,080	4,504	4,919
% of Actual	90%	81%	67%	54%	44%	38%	37%

Source: Francis management, public company filings and IBES median estimates as of 04-Oct-2008
Note: Red percentage represents an LRP projection that was less conservative than actual results
[1] 2008E forecasted revenue based on IBES median estimates as of 04-Oct-2008

Forecast and Analysis Methodology Consideration 23

Goldman Sachs Appendix A: James Transaction Considerations James Transaction Considerations 24

Goldman Sachs Overview of James Ownership Structure Comments James has two forms of shares — 160,000,000 Bearer shares with full voting rights The families, through shares held within the “Other” category, own a majority of the bearer shares — 702,562,700 Non-voting Equity Securities not part of the share capital and confer no voting rights, but have the same rights to participate in available earnings and proceeds from liquidation as Bearer shares James’ ADR (American Depositary Receipt) is traded in U.S. Dollars with two James ADRs representing one underlying non-voting equity security — The James ADR program was initiated in 1992, obtained securities manual listing by Standard & Poor’s Standard Corporation Records in 2006 and was upgraded to OTCQX International PremierQX in 2007 Novartis is restricted from purchasing incremental additional shares without making a full acquisition offer for James Source: James public filings and website James Transaction Considerations 25

Goldman Sachs Transaction Analysis Assumptions James projections based on Wall Street research dated 10-Oct-2008 Francis projections per Company management Assumes $2.0 billion in existing cash remains on the balance sheet James closing price of CHF148.20 (as of 10-Oct-2008) Achieves pre-tax synergies of $400 million in 2009E and $800 million in 2010E and 2011E — Excludes potential costs to achieve synergies 3.0% opportunity cost of cash CHF10 billion minimum cash balance for pro forma company — Excess free cash flow used to service debt Assumes no amortization of excess purchase price due to ability of James to account for it on the balance sheet directly as a reduction in equity (Francis already consolidated) Assumes transaction closes 31-Dec-2008 James Transaction Considerations 26

Goldman Sachs Sources and Uses for James Acquisition of the Minority 100% Cash (Figures in millions) Sources Uses USD CHF USD CHF Stock Consideration $0 CHF 0 Transaction Size at $89.00 Per Share $43,828 CHF 49,920 Francis Cash Used $7,125 CHF 8,115 James Existing Cash Used 9,688 11,035 Total Cash Used $16,813 CHF 19,150 Financing / Transaction Fees $500 CHF 570 Debt Issuance: Commercial Paper @ 2.54% $15,000 CHF 17,085 Bonds ($) @ 6.00% 10,000 11,390 Bonds (EUR) @ 6.25% 2,515 2,864 Term Loan @ 4.29% 0 0 Total Debt Issuance $27,515 CHF 31,339 Total Sources $44,328 CHF 50,489 Total Uses $44,328 CHF 50,489 Note: Assumes $89.00 per share acquisition price. Illustrative pricing as of August 2008 and does not reflect current market conditions. James Transaction Considerations 27

Goldman Sachs Accretion / (Dilution) Analysis Including Synergies 100% Cash (Figures in millions, except per share data) Currency Exchange Rate (CHF / $) 1.14 Price Per Share ($) $89.00 $95.00 $100.00 $105.00 $110.00 $115.00 $120.00 $125.00 $130.00 Price Per Share (CHF) CHF 101.37 CHF 108.21 CHF 113.90 CHF 119.60 CHF 125.29 CHF 130.99 CHF 136.68 CHF 142.38 CHF 148.07 Minority Shares (mm) 492 496 499 501 503 505 507 508 510 Equity Consideration—Diluted $43,828 $47,114 $49,855 $52,597 $55,338 $58,079 $60,821 $63,562 $66,304 CHF 49,920 CHF 53,663 CHF 56,785 CHF 59,908 CHF 63,030 CHF 66,153 CHF 69,275 CHF 72,397 CHF 75,520 Existing Cash Used $16,813 $16,813 $16,813 $16,813 $16,813 $16,813 $16,813 $16,813 $16,813 CHF 19,150 CHF 19,150 CHF 19,150 CHF 19,150 CHF 19,150 CHF 19,150 CHF 19,150 CHF 19,150 CHF 19,150 Incremental Financing Need $27,515 $30,801 $33,542 $36,284 $39,025 $41,766 $44,508 $47,249 $49,991 CHF 31,339 CHF 35,083 CHF 38,205 CHF 41,327 CHF 44,450 CHF 47,572 CHF 50,694 CHF 53,817 CHF 56,939 % Accretion / (Dilution) to James 2009E 0.9% (0.5)% (1.4)% (2.3)% (5.3)% (6.3)% (7.2)% (8.1)% (9.1)% 2010E 4.0% 2.7% 1.9% 1.1% (1.6)% (2.4)% (3.2)% (4.1)% (4.9)% 2011E 8.0% 6.9% 6.2% 5.5% 4.1% 3.3% 2.6% 1.8% 1.1% Incremental Pre-tax Synergies to Breakeven 2009E NM CHF 75 CHF 209 CHF 343 CHF 808 CHF 950 CHF 1,092 CHF 1,234 CHF 1,376 2010E NM NM NM NM 265 407 549 691 833 2011E NM NM NM NM NM NM NM NM NM Pro Forma EPS Growth Standalone 2008E—2012E 12.3% 14.8% 14.6% 14.4% 14.2% 14.1% 13.9% 13.8% 13.6% 13.4% Pro Forma P/E to Breakeven 2009E 11.2x 11.1x 11.3x 11.4x 11.5x 11.9x 12.0x 12.1x 12.2x 12.4x 2010E 10.0x 9.7x 9.8x 9.9x 9.9x 10.2x 10.3x 10.4x 10.5x 10.6x Implied Pro Forma PEG 2009E 0.9x 0.8x 0.8x 0.8x 0.8x 0.8x 0.9x 0.9x 0.9x 0.9x 2010E 0.8x 0.7x 0.7x 0.7x 0.7x 0.7x 0.7x 0.8x 0.8x 0.8x Note: Assumes cash consideration financed with all but $2.0 billion in existing cash and the remainder in new debt. Assumes 3.0% opportunity cost of cash. Assumes pre-tax synergies of $400 million in 2009E and $800 million in 2010E and 2011E. Standalone EPS growth per Wall Street research. Analysis does not include potential tax benefits James may realize. James Transaction Considerations 28